                                                                   Exhibit 10.11

                             TAG ENTERTAINMENT, INC.
         DISTRIBUTION AGREEMENT- WORLDWIDE- MOTION PICTURE & TELEVISION

Agreement made this ____ day of ___ 200__ by and between _________ Limited
Partnership and having its principal place of business at 15230 Ventura
Boulevard, Suite #524, Sherman Oaks, CA 91403 ("LP") and TAG Entertainment,
Inc., having its principal place of business at 4130 Cahuenga Boulevard, Second
Floor, Universal City, California 91602 ("TAG") in connection with the theatrical motion picture tentatively titled " ______________."

In consideration of the covenants and conditions hereinafter contained, and other good and valuable consideration, the parties agree as follows:

I. (1) Picture Specifications: The "Picture" means and refers to a theatrical motion picture being produced by LP and which conforms to the following specifications:

(a) The Picture shall be a feature-length theatrical motion picture of no less than 95 minutes and no more than 110 minutes (inclusive of main and end titles);
photographed in color using 35mm raw stock negative film designated by TAG;
exposed without a hard matte in the camera at a ratio of 1.33 to 1 and with each scene composed for projection at an aspect ratio of 1.85 to 1; and, produced, recorded (not dubbed) and delivered in the English language.

(b) The screenplay, budget, production and post production schedule, director, producer, principal cast and principal locations of the Picture (as well as changes in the foregoing) shall have been approved in writing by TAG.

(c) The Picture shall be, completely finished, fully edited and titled and fully synchronized with language, dialogue, sound and music, recorded with sound equipment pursuant to valid licenses, and in all respects ready, and of a technical quality adequate for general release in first- class theaters in the
Territory.

(d) The Picture shall consist of a continuous and connected series of scenes which conform in all material respects to the approved screenplay and shall conform to the requirements of the Production Code of the Motion Picture
Association of America, Inc. and will qualify for an MPAA rating not more restrictive than " PG-13."

All of the foregoing specifications are material and there shall be no changes in them without TAG's prior written approval, which TAG shall have no obligation to grant.

2. Condition Precedent: As a condition to TAG's obligations hereunder, LP shall submit to TAG documentation satisfactory to TAG subordinating to TAG's rights of distribution all liens against the Picture.

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3. Delivery:

(a) LP shall deliver the completed Picture to TAG, including providing TAG with the items described on the Delivery Schedule attached hereto as Exhibit A, promptly upon completion of the same.

4. Sale of Rights:

(a) "Term" means the period commencing with the date of this Agreement and ending twenty (20) years immediately following delivery of the Picture.

(b) "Territory" means the world and, in all parts of the world (i) all ships and aircraft flying the flag of, or of the registry of, or licensed by, any country
(or political subdivision of any thereof) located in the Territory and all other ships and aircraft which are customarily booked or serviced from any part of the
Territory, and (ii) all diplomatic posts and camps, bases, installations and reservations of the Armed Forces of each country located in the Territory, including the U.S.O., Veteran's Administration, Red Cross and similar organizations of each such country.

(c) LP sells, grants, sets over and assigns to TAG throughout the Territory and during the Term, the sole and exclusive right, grant and privilege, under copyright and otherwise, to exhibit, distribute, market, reissue, transmit, perform and otherwise deal in and exploit the Picture and trailers thereof, and excerpts and clips therefrom, in any and all languages and versions (including dubbed, titled and narrated), in all sizes and gauges of film, tape and other material now known or hereafter devised, on or with respect to which a motion picture or any part thereof is printed, recorded, reproduced, duplicated or otherwise preserved for:

I. Theatrical purposes of any and all kinds;

II. Non-theatrical, educational, industrial, commercial and trade purposes of all kinds;

III. Television in all forms, which term "television" shall mean and include
(but shall not be limited to) all rights to transmit, broadcast and exhibit the
Picture by means of free, toll, pay, subscription, premium and theatre
(including transmission or broadcast by open or closed circuits to any theatre or other place where an admission fee is charged to view the broadcast or transmission of the Picture) television, Community Antenna Systems,
Telstar-type, all other forms of satellite and relay television, so-called
"pay-per-view" television, and any and all other kinds of open or closed circuit systems (as now or hereafter known;

IV. Audiovisual discs and cassettes and other similar devices intended primarily for home use (in accordance with a separate home video distribution agreement executed concurrently herewith, herein "The Home Video License"); and

V. All other methods of exploitation or distribution now or hereafter known; by every means, method, process, medium or device now or hereafter known, invented,

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contemplated or devised, and in connection with such uses (whether the same be for profit or otherwise) to use and perform any and all music, lyrics and musical compositions contained in the Picture and/or recorded in the sound track thereof. Without limiting the foregoing, the rights granted to TAG shall include the sole and exclusive right:

(A) To use the title(s) by which the Picture is or may be known or identified and to change the title of the Picture.

(B) To permit, authorize and license others to exercise and to sublicense all or any of TAG's rights and licenses hereunder, and to distribute, exhibit, advertise, publicize and exploit the Picture under any terms and in such manner
TAG deems proper or expedient.

(C) To make such dubbed and titled versions of the Picture, and the trailers thereof, including, but not limited to, cut-in, synchronized and superimposed versions thereof in all languages for use in the Territory as TAG deems advisable.

(D) To permit commercial messages to be broadcast or telecast before, during and after the television exhibition of the Picture.

(E) To use TAG's name and trademark on the positive prints of the Picture and in trailers thereof, and in all advertising and publicity relating thereto, in such a manner, position, form and substance as TAG elects. TAG also shall have the right to indicate on all positive prints of the Picture and in all trailers and other advertising and publicity that it or one or any of its sub-distributors is the distributor of the Picture, in such manner and position and by the use of such words and phrases it determines.

(F) To make such changes, additions (including, but not limited to, narration), alterations, cuts, interpolations and eliminations as TAG requires including
(but not limited to) changes needed to make the Picture suitable for exhibition in any part of the Territory or to meet television exhibition requirements
(including, without limitation, time and length requirements and standards and practices).

(G) To publicize, advertise and exploit the Picture throughout the Territory during the Term and to cause or permit others so to do, including, without limitation, the exclusive right in the Territory in connection with, and for the purpose of, advertising, publicizing and exploiting the Picture, to (i) publish and license and authorize others to publish in any language or form TAG deems advisable, synopses, summaries, novelizations, resumes and stories of and excerpts from the Picture and from any literary or dramatic material included in the Picture or upon which the Picture is based in book form and in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity; (ii) broadcast by radio and television and license and authorize others so to broadcast, in any language, the Picture or any part thereof, and any literary or dramatic material included in the Picture or upon which the Picture was based, and use in conjunction therewith any other literary, dramatic or musical material; and (iii) use, license and authorize others to use

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the name, physical likeness and voice (and any simulation or reproduction of any thereof including still photographs from or relating to the Picture) of any party rendering services in connection with the Picture to advertise, publicize or exploit the Picture or TAG, including so-called commercial tie-ins, subject to contractual restrictions in favor of any third party rendering such services or granting such rights; provided, that LP notifies TAG in writing of those restrictions prior to delivery hereunder.

(H) To cause trailers of the Picture and prints thereof and of the Picture to be manufactured, exhibited and distributed by every means, method and device now or hereafter known.

(I) To order and procure from LP, and directly from any laboratory in any part of the world holding pre-print or other material (including any dubbed, titled, narrated or other versions thereof) in respect of the Picture, such number of release prints, sound recordings, preprint material and any parts thereof, as
TAG from time to time requires in any and all sizes and gauges, and to cause the performance of such laboratory or other work (including but not limited to the manufacture of dubbed, re-dubbed, titled, subtitled, narrated and any and all language versions of the Picture). As one of the items of delivery to be made pursuant to this Agreement, LP will deliver to TAG a statement setting forth the details of any and all versions (dubbed, titled or other) of the Picture, together with the name of the laboratory having possession thereof, and as one of the delivery items hereunder, will furnish to TAG a Laboratory Access
Agreement in the form attached hereto, signed by the laboratory having possession thereof, LP and any other party whose consent may be necessary or required.

(J) To assert, prosecute, handle and settle in any part of the Territory all claims, actions or causes of action against any persons or entities for the unauthorized or illegal use, copying, reproduction, release, distribution, exhibition or performance of the Picture or any part or version thereof, or of the literary, dramatic or musical material upon which it is based or which is used therein, or any part or version thereof, or for the enforcement or protection of any rights herein granted or purported to be granted to TAG, together with full and complete authority and power of attorney in LP's name or otherwise, to do any of the foregoing, and to execute, acknowledge, verify and deliver any consents, documents, releases or other papers or documents of any kind pertaining thereto in LP's name or on LP's behalf.

(K) To use, in any part of the Territory, and to license and sublicense any other person or entity (including any subsidiary or affiliated corporation of
TAG) to use, all or any part of the sound track of the Picture and/or all or any part of the musical score and the individual parts used in connection with or as part of the Picture, for the purpose of producing or reproducing commercial, phonograph, tape, wire or other recordings of any kind, whether in album form, single records, cartridges, electrical transcriptions or otherwise, and whether designed for sale to the public or for advertising purposes or any other purpose and to sell, market and exploit the same, in accordance with the terms of The
Home Video License.

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(L) To use, exercise, enforce and exploit in any medium (whether for the advertising or exploitation of the Picture or for sale to the public or any other purpose) all merchandising, commercial tie ups and by-product rights of any and all kinds, including, but not limited to, all rights to manufacture, sell, market and exploit commercial and non- commercial goods, services and theme parks and other types of attractions of any and all kinds, utilizing, depicting or embodying any of the characters, situations or events depicted or portrayed in the Picture and the art work, scenery, props and objects appearing or portrayed therein, subject to contractual restrictions in favor of any third party rendering such services or granting such rights; provided, that LP notifies TAG in writing of those restrictions prior to delivery hereunder.

(M) LP assigns to TAG all right, title and interest for the Territory (subject only to the right, if any, of the composer to receive customary royalties), including, without limitation, all rights of copyright and administration, in and to all music and/or lyrics written for or in connection with the Picture
(other than previously copyrighted music and/or lyrics licensed to LP by unrelated copyright proprietors and not written specifically for the Picture).
TAG may assign all or any of its rights under this paragraph to any music publishing entity designated by TAG, including any entity, which is a subsidiary or affiliated corporation of TAG. LP shall execute and deliver to TAG as part of the documents required by paragraph 21 hereof all further documents reasonably required by TAG to evidence or effectuate the foregoing assignment.

5. LP's Representations and Warranties: LP represents and warrants that:

(a) LP is the sole and absolute owner of, and has the absolute right to grant to or vest in TAG, all rights, licenses and privileges granted to or vested in TAG under this Agreement.

(b) All of the following have been fully paid or discharged, or will be fully paid or discharged prior to delivery of the Picture hereunder:

(i) All claims and rights of owners of copyrights in literary, dramatic and/or musical rights and other property or rights in or to all stories, plays, scripts, scenarios, themes, incidents, plots, characters, dialogue, music, words and other material of any nature whatsoever appearing, used or recorded in the
Picture;

(ii) All claims and rights of owners of inventions and patent rights with respect to the recording of any and all dialogue, music and other sound effects recorded in the Picture and with respect to the use of all equipment, apparatus, appliances and other materials used in the photographing, recording or otherwise in the manufacture of the Picture;

(iii) All claims and rights with respect to the use, distribution, performance, exhibition and exploitation of the Picture, and any music contained therein throughout the Territory;

(iv) All costs of producing and completing the Picture; and there are not, and will not be,

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outstanding at any time during the Term hereof any liens, claims, charges, encumbrances, restrictions, agreements, commitments or arrangements whatsoever with any person or entity, or any obligation (past, present or future), or any breaches of any contract, license or agreement which in any way can or will interfere with, impair, abrogate, or adversely or otherwise affect any rights granted to TAG pursuant to this Agreement, and that (except to the extent hereinafter expressly provided) there are not and will not be any payments of any kind required to be made by TAG in respect, or as a result, of any use of the Picture pursuant to the rights and licenses herein granted to TAG.

(c) Neither the Picture nor any part thereof, nor any materials contained therein or synchronized therewith, nor the title thereof, nor the exercise of any right, license or privilege herein granted, violates or will violate, or infringes or will infringe, any trademark, trade name, contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personal, private, civil, property or privacy right or "moral rights of authors" or any other right of or slander or libel, any person or entity.

(d) The Picture does not contain any advertising matter for which compensation has been or will be received by LP or to its knowledge by any other person or entity.

(e) Neither the Picture nor any part thereof has been released, distributed or exhibited theatrically, non-theatrically, by means of television or by any other medium in the Territory, nor has it been, and it will not be, banned by the censors of, or refused import permit or entry into, any part of the Territory.

(f) LP has not sold, assigned, transferred or conveyed, and will not sell, assign, transfer or convey, to any party, any right, title or interest in or to the Picture or any part thereof, or in or to the dramatic or literary material upon which it is based adverse to or derogatory of the rights granted TAG, and
LP has not authorized and will not authorize any party during the Term to distribute, exhibit or exploit in any language in any part of the Territory by any means, the Picture, or any remake or sequel thereto, or any motion picture of any type or kind based in whole or in part on such literary or dramatic material, or any of the characters depicted therein, and has not authorized and will not authorize any other party to exercise any right or take any action which derogates from or competes with the rights herein granted or purported to be granted TAG.

(g) LP owns and controls, without any limitations or restrictions whatsoever, all motion picture, performance and all other rights granted hereunder in or to the Picture and all the sound tracks thereof, and has obtained all necessary licenses required for the production, synchronization, exhibition, performance, distribution, marketing and exploitation of the Picture hereunder (including the music contained therein, subject only to the payment of such performing fees, if any, customarily payable by exhibitors to such performing rights society having jurisdiction) throughout the Territory and during the Term for all purposes licensed hereunder and by every means, method and device now or hereafter known or required for full, complete and unlimited exercise and enjoyment by TAG of the rights granted; the performing rights to all musical

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compositions contained in the Picture are (i) controlled by the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music Inc. (BMI), or
their affiliates or (ii) in the public domain or (iii) controlled by LP to the extent required for the purpose of this Agreement.

(h) There are no restrictions which would or could prevent TAG from distributing the Picture by any medium or means for which rights are granted TAG hereunder and there are not and will not be any payments (out of any part of any revenues from the distribution or exploitation of the Picture or otherwise) which must be made by TAG to any actors, musicians, directors, writers or other persons who participated in the Picture, or to any union, guild or other labor organization for any right to exhibit the Picture or as compensation in connection with such exhibition or for any other use of the Picture or any of the rights therein and thereto granted hereunder. Any such payments shall be solely the responsibility of LP.

(i) The copyright in the Picture and the literary, dramatic and musical material upon which it is based or which is contained in the Picture will be valid and subsisting during the Term throughout the Territory, and no part of any thereof is in the public domain.

(j) TAG will quietly and peacefully enjoy and possess each and all of the rights, licenses and privileges herein granted or purported to be granted to it throughout the Term and the Territory without hindrance by any third party.

(k) All negatives, inter-negatives, inter-positives and other pre-print material to be delivered or made available to TAG is and will be of a quality suitable for the manufacture therefrom of technically acceptable positive release prints of the Picture and trailers thereof.

(l) The Picture will be produced in accordance with all applicable collective bargaining agreements (if any) in effect at the time to which LP is signatory and which are accordingly applicable to the Picture.

(m) There are no rights to the Picture for the Territory, which are specifically reserved by LP or otherwise excluded hereunder except as contained in The Home
Video License Agreement.

6. Indemnity: LP at all times shall indemnify and save harmless TAG, its subsidiary and affiliated companies, its officers, directors and employees, and its exhibitors, licensees and assignees, of and from any and all claims, demands and causes of action arising out of or relating to the Picture, including, without limitation, any infringement or violation of the rights of any person or entity, in any part of the Territory, because of plagiarism, copyright infringement, patent, libel, slander, invasion of privacy, breach of contract, or any other claim concerning the Picture, or connected with or resulting from any breach by LP of any of its representations or warranties or in connection with any claim by any governmental taxing authority or agency that TAG failed properly to withhold or remit taxes in connection with sums payable to LP hereunder. Upon notice from TAG of any such claim, demand or action being advanced or commenced, LP

                                        7

shall adjust, settle, or defend the same at LP's sole cost. Notwithstanding the foregoing, TAG shall have the right but not the obligation to adjust, settle or defend such claim, demand or cause of action, without affecting LP's indemnity;
provided, that if LP makes bonding arrangements reasonably satisfactory to TAG assuring TAG of reimbursement for all payments and expenses in connection with such claims, demands and causes of action (including, without limitation, reasonable attorney's fees, whether or not litigation is commenced), TAG shall not settle such claim, demand or cause of action without LP's consent, which shall not be unreasonably withheld. The previous sentence shall not apply and
TAG's right to settle any claim, demand or cause of action and LP's indemnity obligation shall remain unlimited where TAG deems advisable a settlement of a lawsuit in which a claim, demand or cause of action for an injunction is made against the production, distribution and/or exploitation of the Picture. In any case, whether LP or TAG adjusts, settles or defends such claim, demand or cause of action, within fifteen (15) days after demand (which demand shall include a reasonably detailed description of TAG's payments and expenses) therefor by TAG,
LP shall reimburse TAG fully for all such payments and expenses, including attorneys' fees, in connection therewith. If LP fails so to reimburse TAG, without waiving its right otherwise to enforce such reimbursement, TAG shall have the right to deduct such amount, or any part thereof, from any sums accruing, to or for the account of LP under this or any other agreement. LP shall cause TAG to be named as an additional insured with respect to the Picture under LP's Errors and Omissions policy until one year following the theatrical general release of the Picture in the Territory. Such insurance shall be in an amount not less than $1 Million/$3 Million, shall be obtained from an entity reasonably approved by TAG and shall have a deductible of no greater than
$10,000 per claim. LP shall cause its carrier to assume primary responsibility notwithstanding that TAG also may have its own insurance coverage. As a condition to TAG's obligations under this Agreement, LP shall provide TAG with a copy of such Errors and Omissions policy. TAG will indemnify and hold harmless
LP, its subsidiaries and affiliated companies, its officers, directors, employees and its licensees and assignees of and from any and all claims, demands and causes of action, costs and expenses, including reasonable attorney's fees, arising out of or relating to any breach by TAG of any of its representations or warranties under this Agreement which is not a breach of this
Agreement by LP or with respect to any material added to the Picture by TAG.

7. Credits: LP warrants and represents that the main and end titles of the negative and pre-print materials of the Picture contain all necessary and proper credits for the actors, directors, writers and all other persons appearing in or connected with the production of the Picture who are entitled to receive the same. LP shall deliver to TAG as part of the delivery requirements of the
Picture a complete statement in English setting forth the credits as they appear on the screen. In addition, LP shall deliver to TAG a complete statement setting forth the names of all persons to whom LP is contractually obligated to accord credit in any advertising, publicity or exploitation of the Picture. LP shall include in such statement excerpts from any such agreements defining and describing the form and nature of such required credits. LP shall not grant screen or advertising credits of any kind without TAG's written approval. In no event shall TAG be obligated or required to give credit: granted in violation of
TAG's approval right; to more than two people above the title of the Picture; to any person in radio or television advertising,

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outdoor advertising or advertising less than eight (8) column inches in size;
which is inconsistent with any other credit; which violates any law, statute, regulation or collective bargaining agreement; or, in advertising to persons to whom, or in a form in which, TAG does not usually give such credit. TAG shall be entitled to rely entirely upon LP's aforesaid warranties and representations and the statements to be delivered as aforesaid. If by reason of any improper, or lack of, information contained in LP's statements, TAG accords improper or insufficient credit or no credit to any person and such person by reason thereof makes any claim or demand or prosecutes any cause of action against TAG, then at
TAG's election evidenced by written notice to LP, LP at its own cost and expense shall defend, indemnify, and hold TAG harmless against any such claim, demand or cause of action, including any judgments that may be sustained against TAG by reason thereof. The foregoing shall not limit TAG's rights to adjust, settle or defend such claim, demand or cause of action, or LP's indemnity obligations, all as provided in paragraph 6 above. No casual or inadvertent failure by TAG or its licensees to comply with the provisions of this paragraph shall be a breach of this Agreement.

8. Delivery Specifications: Delivery of the Picture means the physical delivery to TAG no later than December 31, 1999 (time being of the essence) at such addresses TAG designates in writing, at LP's sole cost and expense and free and clear of any liens, claims, charges, limitations, restrictions or encumbrances of any kind of (i) all of the schedules, details and information required to be delivered pursuant to this Agreement, including (but not limited to) the information referred to and required by subparagraph 4(i) and paragraph 7, and
(ii) all of the physical materials and items enumerated in the Delivery Schedule attached hereto. TAG shall have fourteen (14) days (subject to laboratory and other delays beyond its control) following the tendered delivery of each item to inspect it. Delivery will not be completed within the meaning of this Agreement until delivery of all materials and items required to be delivered shall be effected and the period of inspection has expired. Upon the completion of such inspection, TAG shall advise LP wherein any such delivery is not proper or complete. If delivery is not completed within the time, manner and in accordance with the requirements of this Agreement, TAG (without prejudice to any other right or remedy) may, but shall not be obligated to, (a) itself supply at LP's cost or require LP to promptly supply, such items or materials LP failed to supply in the first instance, or (b) require LP to refund any and all monies theretofore paid to it until LP effects complete and proper delivery, or (c)
terminate this Agreement and all of TAG's obligations hereunder, in which event, upon demand, LP will pay TAG a sum equal to the aggregate of all payments to LP plus costs, expenditures and indebtednesses incurred by TAG in respect of the
Picture. The exercise of any right or remedy shall not bar or preclude the exercise of any other right or remedy, and no acceptance of improper or inadequate delivery shall be a waiver of any of TAG's rights, including (but not limited to) the right to receive full, complete and proper delivery in accordance with this Agreement.

9. Destruction of Materials: TAG may destroy, or cause to be destroyed, any and all prints and other film material (other than negatives or fine grain prints furnished by and at LP's cost). In such case, TAG shall furnish LP a certificate of destruction. TAG, its subsidiary and affiliated companies and licensees, shall not be responsible for any loss,

                                        9

theft, or destruction of or damage to any positive prints, negatives, dupe negatives, fine grain prints, sound track or other film material, no matter how caused or occasioned, whether by reason of their negligence or otherwise. TAG shall not be obligated, but shall have the right, to maintain insurance covering all materials delivered hereunder.]

10. No Partnership or Third Party Beneficiaries: Nothing herein contained shall constitute a partnership between or joint venture by, the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this paragraph and neither party shall become liable by reason of any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

11. No Equitable Relief: No waiver by either party of any breach hereof shall be deemed a waiver of any preceding or succeeding breach hereof. Notwithstanding any other provision of this Agreement, LP's sole remedy for breach by TAG of any of its obligations under this Agreement shall be an action at law for damages and LP acknowledges that such damages are fully adequate to compensate LP in the case of any breach by TAG hereunder. In no event shall LP seek or be entitled to rescission, injunctive or other equitable relief.

12. Assignment: TAG shall have the right to assign this Agreement or any of its rights or any interest hereunder, to any person, firm or corporation and this
Agreement shall be binding upon and shall inure to the benefit of TAG, its successors and assigns.

13. Further Documents: LP shall execute and deliver to TAG any other documents
TAG considers reasonably necessary or desirable to evidence, effectuate or confirm this Agreement, or any of the terms and conditions hereof. LP irrevocably appoints TAG as attorney-in-fact with full power to execute and file such documents LP fails to execute and deliver within five (5) business days after requested by TAG to do so, unless a shorter period is reasonably required.

14. Modifications: This Agreement cannot be amended, modified or changed except by a written instrument duly executed by authorized officers of the parties hereto. This Agreement cancels and supersedes all prior negotiations and understandings between the parties relating to the distribution of the Picture in the Territory and contains all of the terms, covenants, conditions, representations and warranties of the parties hereto in the premises. This
Agreement may be signed in counterpart, each of which shall be deemed an original, but all of which together shall constitute the Agreement.

15. Conflicts of Law: If there is any conflict between any provision of this
Agreement and any present or future statute, law, ordinance, regulation or collective bargaining agreement, the later shall prevail; provided, that the provision hereof so affected shall be limited only to the extent necessary and no other provision shall be affected.
16. Notices: All notices and other data required or desired to be given hereunder by either party shall be deposited in the mails in the country of origin, postage prepaid, addressed to the other at the address set forth at the head of this Agreement. Either

                                       10

party shall have the right to designate different addresses for any such notice by a notice given in accordance with the provisions of this paragraph.

17. Choice of Law: This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed therein. Only the California courts (state and federal)
shall have jurisdiction over controversies regarding this Agreement; any proceeding involving such a controversy shall be brought in those courts, in Los
Angeles County, and not elsewhere. Any process in such proceeding may be served upon the party to be served by, among other methods, delivering it or mailing it, by registered or certified mail, directed to such address designated in this
Agreement by TAG and to LP as follows: 15230 Ventura Boulevard, Suite #524,
Sherman Oaks, CA 91403. Any such delivery or mail service shall have the same effect as personal service within the State of California. The foregoing shall not preclude any party hereto from seeking enforcement of any order or judgment rendered by any California court in any other court or forum. (Any change of address notice designated by LP pursuant to paragraph 16 shall not affect the provisions of this paragraph 17.)

18. Payment to LP: As consideration in full for all rights herein granted to TAG and all of LP's representations and warranties hereunder, TAG shall pay LP:
seventy percent (70%) of all Gross Receipts actually received by TAG, which are derived from the exploitation of the Picture hereunder except as otherwise specified under Exhibit "A" attached and incorporated by reference as if set forth in full. LP acknowledges that such Gross may however be reduced by amounts paid to third parties in the form of deferrals, deferments and that Gross
Receipts are ONLY those amounts actually received by TAG.

19. Cover Shots; Stills: LP shall provide TAG (as soon as practicable but not later than delivery of the Picture hereunder) with access to all cover shots and suggestions for re-editing. LP represents and warrants that such cover shots and suggestions for re-editing will be numerous enough and of sufficient quality to satisfy requirements for theatrical and television exhibition of the Picture in the Territory. LP agrees to employ, on a full-time basis during principal photography of the Picture, a unit still photographer to take photographs of the cast and other production photographs in accordance with the Delivery Schedule and customary practice.

20. Dailies; Cutting; Previews; Publicity:

(a) TAG's representatives may view all daily rushes of the Picture and may run or reproduce the most recent rough cuts and cut sequences and other prints and sound track at reasonable times. If the Picture is produced away from TAG's studio, TAG may require daily rushes and other film to be shipped to TAG's studio or to such other place TAG directs. Any costs of shipping and returning such film shall be paid for by TAG. In no event shall LP cut or edit the negative or other original film or sound elements of the Picture without TAG's written consent.

(b) LP shall not preview or otherwise publicly exhibit the Picture in the
Territory without

                                       11

TAG's approval. Consisted with the post- production schedule and the rights of the director, TAG may elect to preview the Picture at such times and places as
TAG decides and LP will cooperate to facilitate such previews; TAG shall pay all costs thereof not contained in the budget.

(c) LP will not at any time issue or authorize publicity or disclose confidential information relating to this Agreement or the Picture or TAG (as distinguished from private publicity relating solely to LP) to the press or media without TAG's written consent in each case.

The parties hereto have executed the foregoing agreement as of the date and year first above written.

TAG ENTERTAINMENT, INC.

("TAG")

By
   ---------------------------------
   An authorized signer

                              , L.P.
   ---------------------------

By
   ---------------------------------
   An authorized signer

                                   EXHIBIT "A"

                                   DEFINITIONS

                                       12

1. Definition of Parties: "TAG" means TAG Entertainment. Inc., a California corporation, and its subsidiaries and other affiliates engaged in the business of distributing motion pictures for exhibition in theatres and for broadcasting over television stations, but shall not include any other persons, firms or corporations licensed by TAG to distribute motion pictures in any part of the world. Nor shall such term include: any person, firm or corporation distributing the Picture for purposes other than exhibition in theatres or by television stations; exhibitors or others who may actually exhibit the Picture to the public; radio or television broadcasters; cable operators; manufacturers, wholesalers or retailers of video discs, cassettes or similar devices; book or music publishers; phonograph record producers or distributors; merchandisers, etc., whether or not any of the foregoing are subsidiaries of TAG. As used herein, a "subsidiary" of TAG refers to an entity in which TAG has at least a
50% interest.

"Participant" means ___________ Limited Partnership, such limited partnership being the party under the foregoing agreement who or which is entitled to participate in the gross receipts of the Picture. No successors or assigns of such party being permitted, the Participant shall only mean _________ Limited
Partnership and no one else.

2. "Gross Receipts" of the Picture means the aggregate of:

(a) All film rentals actually received by TAG from parties exhibiting the
Picture in theatres and on television where TAG distributes directly to such parties (hereinafter referred to as "exhibitors");

(b) In respect of licenses of exhibition or distribution rights by means of video discs, cassettes or similar devices, an amount equal to 20% of (i) the gross wholesale rental income therefrom and (ii) the gross wholesale sales income therefrom less a reasonable allowance for returns;

(c) All sums actually received by TAG from grants or licenses of distribution rights in and to the Picture (in any and all gauges of film, tape and other material) from sources other than those referred to in (a) and (b) above;

(d) All net earnings of TAG from trailers of the Picture (other than trailers advertising the television exhibition of the Picture); and the lease of positive prints, tapes and other material (as distinguished from the licensing thereof for a film rental); and from the sale or licensing of advertising accessories, souvenir programs and booklets;

(e) All net sums derived by TAG from distribution of the Picture on a "road show," "reissue" and "four wall" basis, as such terms are commonly understood in the motion picture industry, whether on fixed or percentage engagements. The term "net sums" means TAG's receipts less all advertising, publicity and other distribution costs incurred directly in connection therewith; less the aggregate of:

(i) All sums paid or accrued on account of sales, use, receipts, income, excise, remittance and other taxes (however denominated) to any governmental authority assessed upon the negatives, duplicate negatives, prints or sound records of the

                                       13

Picture, or upon the use or distribution of the Picture, or upon the revenues derived therefrom, or any part thereof, or upon the remittance of such revenues, or any part thereof; any and all sums paid or accrued on account of duties, customs and imposts, costs of acquiring permits, "Kontingents," or and any similar authority to secure the entry, licensing, exhibition, performance, use or televising of the Picture in any country or part thereof, regardless of whether such payments or accruals are assessed against the Picture or the proceeds thereof or against a group of motion pictures in which the Picture may be included or the proceeds thereof. In no event shall the deductible amount of any such tax (however denominated) imposed upon TAG, be decreased (nor the gross receipts increased) because of the manner in which such taxes are elected to be treated by TAG in filing net income, corporate franchise, excess profits or similar tax returns. Subject to the foregoing, (A) TAG's own United States federal and state income taxes and franchise taxes based on TAG's net income;
and (B) income taxes payable to any country or territory by TAG based on the net earnings of TAG in such country or territory and which is computed and assessed solely by reason of the retention in such country or territory by TAG of any portion of the gross receipts shall not be deductible hereunder.

(ii) Expenses of transmitting to the United States any funds accruing to TAG from the Picture in foreign countries, such as cable expenses and any discounts from such funds taken to convert such funds directly or indirectly into U.S.
dollars.

(iii) The cost of reducing or minimizing the matters referred to in (i) or (ii)
above, which costs shall be fairly apportioned to the Picture if done on an industry basis or with respect to motion pictures distributed by TAG generally.

(iv) All costs of cooperative or other advertising or promotion (excluding trade and institutional advertising or promotion) incurred in connection with exhibitions of the Picture in theatres (or other places where an admission is charged) where TAG pays, shares in or is charged with all or a portion of the promotional or advertising costs relating to any such exhibitions.

(v) All amounts paid or payable to or from the benefit of actors, writers, composers, directors and others, pursuant to applicable collective bargaining agreements and/or any law or governmental regulations or decree now or hereafter in force by reason of, and/or as a condition or consideration for, any exhibition, use, re-use, rerun, performance, sale, license and/or distribution of the Picture and/or copies of all or any part thereof, on television, supplemental markets, or otherwise (all herein called "residuals"), together with all taxes, pension fund contributions and other costs paid or payable in respect of such residuals, and in respect of participations in the gross receipts and net profits of the Picture; provided, however, that if Participant or any principal stockholder of Participant, or any heirs, executors, administrators, successors or assigns of Participant, or any such stockholder, are entitled, either directly or by way of participation in any pension fund, to any such residuals, or to compensation for services rendered beyond any guaranteed period referred to in the foregoing agreement, the amount payable on account thereof shall be treated as an advance against Participant's share of the gross receipts hereunder, and conversely, any gross

                                       14

receipts paid to Participant hereunder shall (to the extent permissible under applicable collective bargaining agreements) constitute an advance against such residuals payable to or for the benefit of Participant or any principal stockholder of Participant, or any such heirs, executors, administrators, successors or assigns.

(vi) Dues and assessments of and contributions by TAG to AMPTP, MPAA, MPEA, the
Academy of Motion Picture Arts and Sciences, and other trade associations or industry groups comprised of a substantial number of motion picture producers and/or distributors, but only for purposes relating to the production, distribution, export, import, advertising, exploitation and general protection, including actions under the antitrust laws, and/or promotion of motion pictures.

In no event shall rentals from the exhibition of the Picture, which are contributed to charitable organizations to be included in gross receipts. If TAG reasonably anticipates taxes, residuals, uncollectible accounts, or any matters relating to the Picture, which, if and when determined, will be deductible hereunder, TAG may, for a reasonable time, set up appropriate reserves therefore.

3. "Film Rentals" shall be determined after all refunds, credits, discounts, allowances and adjustments granted to exhibitors, whether occasioned by condemnation by boards of censorship, settlement of disputes, or otherwise.
Until earned, forfeited or applied to the Picture, neither advance payments nor security deposits shall be included in film rentals. Where the film rental is computed on the basis of box-office receipts of the Picture, any expenses incurred in checking attendance and/or receipts of such engagements shall be deducted in determining film rentals hereunder. There shall be deducted from film rentals expenses incurred in the collection thereof. Wherever TAG exhibits the Picture in a theatre or over a television station owned or controlled by
TAG, or licenses the Picture or rights connected therewith to theatres, television stations or other agencies in which TAG has an interest, directly or indirectly, or to which TAG is obligated to pay a fixed sum for exhibiting the
Picture, or for the use of its premises or facilities, TAG shall include in the film rentals of the Picture such sums determined in good faith as may be reasonable and consistent with TAG's usual practice in such matters.

4. Allocations: Wherever TAG (i) receives from any license either a flat sum or a percentage of the receipts, or both, for any right to a group of motion pictures (including the Picture) under any agreement (whether or not the same shall provide for the exhibition, lease or delivery of positive prints of any of said motion pictures) which does not specify what portion of the license payments apply to the respective motion pictures in the group (or to such prints or other material, if any, as may be supplied), or (ii) receives foreign currency under Paragraph 5 hereof relating to a group of motion pictures
(including the Picture), then in any and all such situations TAG shall include in, or deduct from, the gross receipts, as the case may be, such sums determined in good faith as may be reasonable and consistent with TAG's usual practice in such matters. All deductible items herein provided for shall be fairly apportioned to the Picture if incurred or expended on an industry basis, or in conjunction with other motion picture

                                       15

producers and/or distributors, or with respect to the Picture and other motion pictures distributed by TAG.

5. Foreign Receipts: No sums received by TAG relating to the Picture shall be included in gross receipts hereunder unless and until such sums have been (i)
received by TAG in U.S. dollars in the United States; or (ii) used by TAG for the production or acquisition of motion pictures or television films which can be lawfully removed from the country or territory involved, in which event they shall be included in gross receipts for the accounting period during which an amount (computed at the official or unofficial rate of exchange, as TAG may elect) equal to the amount expended for such production or acquisition, plus customary interest thereon, as herein provided, has been recouped by TAG (in excess of normal distribution fees and distribution expenses) from distribution thereof outside the country or territory involved; or (iii) used by TAG for acquisition of tangible personal property which can be and is lawfully exported from the country or territory involved, in which event the U.S. dollar equivalent of the currency utilized to acquire such property shall be included in gross receipts hereunder for the accounting period during which such property was so exported, such U.S. dollar equivalent to be computed at the official or unofficial rate of exchange, as TAG may elect, in effect on the date of export.
TAG will, promptly after receipt of a written request from Participant (but not more frequently than annually), advise Participant in writing as to foreign revenues not included in gross receipts as aforesaid, and TAG shall, at the written request and expense of Participant (subject to any and all limitations, restrictions, laws, rules and regulations affecting such transactions), deposit into a bank designated by Participant in the country involved, or pay to any other party designated by Participant in such country, such part thereof as would have been payable to Participant hereunder. Such deposits or payments to or for Participant shall constitute due remittance to Participant, and TAG shall have no further interest therein or responsibility therefore. TAG makes no warranties or representations that any part of any such foreign currencies may be converted into U.S. dollars or transferred to the account of Participant in any foreign country. In no event shall TAG be obligated to apply gross receipts of any country not actually received by TAG in U.S. dollars in the United States to any deductible item referred to in 2 hereof incurred with respect to the
Picture in any other country.

6. Earnings Statements: TAG shall render to Participant periodic statements showing, in summary form, the appropriate calculations under this agreement.
Statements shall be issued for each calendar quarter until the Picture has been in release for 7 years from and including the quarter in which the Picture was first released, and thereafter annually. Each such quarterly or annual period, as the case may be, is herein referred to as an "accounting period." Statements rendered by TAG may be changed from time to time to give effect to year-end adjustments made by TAG's Accounting Department or Public Accountants, or to
items overlooked, to correct errors and for similar purposes. If TAG shall extend credit to any licensee with respect to the Picture and if such credit has been included in the gross receipts, and if, in the opinion of TAG, any such indebtedness shall be uncollectible, the uncollected amount may be deducted in any subsequent earning statement. Should TAG make any overpayment to Participant hereunder for any reason, TAG shall have the right to deduct and retain for its own

                                       16

account an amount equal to any such overpayment from any sums that may thereafter become due or payable by TAG to Participant or for Participant's account, or may demand repayment from Participant, in which event Participant shall repay the same when such demand is made. Any U.S. dollars due and payable to Participant by TAG pursuant to any such statement shall be paid to
Participant simultaneously with the rendering of such statement; provided, however, that all amounts payable to Participant hereunder shall be subject to all laws and regulations now or hereafter in existence requiring deductions or withholdings for income or other taxes payable by or assessable against
Participant. TAG shall have the right to make such deductions and withholdings and the payment thereof to the governmental agency concerned in accordance with its interpretation in good faith of such laws and regulations, and shall not be liable to Participant for the making for such deductions or withholdings or the payment thereof to the governmental agency concerned. In any such event
Participant shall make and prosecute any and all claims, which it may have with respect to the same directly with the governmental agency having jurisdiction in the premises.

7. Accounting Records re Distribution; Audit Rights: TAG shall keep books of account relating to the distribution of the Picture, together with vouchers, exhibition contracts and similar records supporting the same (all of which are hereinafter referred to as "records"), which shall be kept on the same basis and in the same manner and for the same periods as such records are customarily kept by TAG. Participant may, at its own expense, audit the applicable records at the place where TAG maintains the same in order to verify earnings statements rendered hereunder. Any such audit shall be conducted only by a reputable public accountant during reasonable business hours in such manner as not to interfere with TAG's normal business activities. In no event shall an audit with respect to any earnings statement commence later than 24 months from the rendition of the earnings statement involved; nor shall any audit continue for longer than 30 consecutive business days; nor shall audits be made hereunder more frequently than once annually; nor shall the records supporting any earnings statement be audited more than once. All earnings statements rendered hereunder shall be binding upon Participant and not subject to objection for any reason unless such objection is made in writing, stating the basis thereof, and delivered to TAG within 24 months from rendition of the earnings statement, or if an audit is commenced prior thereto, within 30 days from the completion of the relative audit. If TAG, as a courtesy to Participant, shall include cumulative figures in any earnings or other statement, the time within which Participant may commence any audit or make any objection in respect of any statement shall not be enlarged or extended thereby. Participant's right to examine TAG's records is limited to the Picture, and under no circumstance shall Participant have the right to examine records relating to TAG's business generally or with respect to any other motion picture for purposes of comparison or otherwise; provided, however, that where any original income or expense document with third parties relates to the Picture and to other motion pictures, Participant shall have the right to examine the entire document without deletions therefrom.

8. Distribution: As between Participant and TAG, TAG shall have complete authority to distribute the Picture and license the exhibition thereof throughout the world in accordance with such sales methods, policies and terms as it may, in its uncontrolled

                                       17

discretion, determine. TAG shall have the broadest possible latitude in the distribution of the Picture, and the exercise of its judgment in good faith in all matters pertaining thereto shall be final. TAG has not made any express or implied representation, warranty, guarantee or agreement as to the amount of proceeds which will be derived from the distribution of the Picture, nor has TAG made any express or implied representation, warranty, guarantee or agreement that there will be any sums payable to Participant hereunder, or that the
Picture will be favorably received by exhibitors or by the public, or will be distributed continuously. In no event shall TAG incur any liability based upon any claim that TAG has failed to realize receipts or revenue which should or could have been realized. TAG may distribute the Picture either itself or through such distributors, sub-distributors and other parties as TAG may, in its uncontrolled discretion, determine, and TAG may refrain from releasing and/or distributing the Picture in any territory for any reason whatsoever. TAG may license the Picture or rights connected therewith to any and all theatres or other agencies in which TAG may have an interest directly or indirectly upon such terms and rentals as TAG may deem fair and proper under the circumstances.
Nothing herein contained shall be construed as a representation or warranty by
TAG that it now has or will hereafter have or control any theatres or agencies in the United States or elsewhere.

9. Assignments, etc.: Participant shall have the right to sell, transfer or hypothecate (all herein called "assign") all or any part of Participant's right to receive the moneys payable to Participant hereunder. Any such assignment shall be subject to all pertinent laws and governmental regulations and to the rights of TAG hereunder. In the event of any such assignment by Participant, a
Notice of Irrevocable Authority and Distributor's Acceptance in TAG's usual form shall be executed by Participant and by the transferee and delivered to TAG. If at any time more than three parties shall be entitled to receive payments, which under the terms hereof are to be paid to or for the account of Participant, TAG may, at its option, require that all such parties execute and deliver an agreement in TAG's usual form appointing a disbursing agent for all such parties.

                             MUSIC PUBLISHING INCOME

In the event the party entitled to share in gross receipts or net profits of the
Picture under the foregoing agreement is not entitled to share directly in publishing revenues, there shall also be included in gross receipts of the picture:

A sum equal to 70% of the "publisher's share" of mechanical reproduction and performing fees received in U.S. currency by TAG's subsidiary or affiliated publisher with respect to music and lyrics written specifically for and synchronized in the picture as released, provided such publisher is vested with all rights therein and all of the "publisher's share" of the receipts therefrom, and provided the party entitled to share in gross receipts or net profits of the picture under the foregoing agreement is not entitled to receive composers' or lyricists' royalties in respect of such music or lyrics. The "publisher's share"
of mechanical reproduction fees shall be the full amount paid by the licensee, less composers' share of such fees and less the charges of the publisher or any agent, trustee or administrator acting for the publisher for the collection of such

                                       18

fees, not to exceed 5% thereof. Mechanical reproduction fees do not include synchronization fees.

The "publisher's share" of performing fees shall be the net amount actually received by the publisher from any performing rights society in respect of the music and lyrics involved; or, if TAG or the publisher shall administer the collection of all or any part of performance fees, the full amount of all performance fees collected by TAG or the publisher, less the composer's share of such fees and all reasonable costs and expenses in administering the collection of such fees.

If the agreement or Exhibit to which this Exhibit is attached provides for distribution fees, no distribution fees shall be charged on amounts included in gross receipts pursuant to this Exhibit.

                            SOUND TRACK RECORD INCOME

In the event the party entitled to share in the gross receipts or net profits of the picture under the foregoing agreement is not entitled to receive any artists' royalties in respect of phonograph records derived from the sound track of the picture, then TAG agrees to include in the gross receipts of the picture royalties on sound track records, as herein defined, computed at the applicable royalty rate.

As used herein:

The term "sound track records" means and refers to phonograph records, tapes, or other sound recordings which contain either (i) portions of the sound track transferred directly to phonograph record masters from sound records which form a part of the sound track of the picture; or (ii) sound recordings recorded separately but utilizing substantially the same musical score, parts and instrumentation, and essentially the same artists, music and/or dialogue and/or sound effects as is contained in the sound track of the picture; or (iii) a combination of (i) and (ii). Sound track records do not, however, include any recordings produced solely for the purpose of advertising and exploiting the picture and copies of which are not distributed to the public.

The term "applicable royalty rate" means and refers to the following percentages of the prevailing retail price but in no event more than the net royalty actually received and retainable by TAG for its own account with respect to the sale of any particular copies: 20% of 90% in respect of sound track records sold in the United States; 10% of 90% in respect of sound track records sold outside the United States except that as to sound track records sold pursuant to mail order or "club" plans, the royalty rate shall be one-half of the rate otherwise applicable.

If any sound track records contain selections from other sources, the applicable royalty rate hereunder shall be prorated on the basis of the total number of minutes of selections from the sound track compared to the total number of minutes on such records.

                                       19

In determining the net royalty retainable by TAG, all royalties payable to artists, conductors and other third parties in respect to such sound track records shall be deducted from the aggregate royalty payable to TAG under the applicable distribution agreement.

The term "prevailing retail price" means and refers to the price generally prevailing in the country of manufacture or sale (as determined by the Record
Company), less all taxes, duties and charges for containers.

There shall be deducted from amounts included in gross receipts hereunder a pro rata share of re-use fees and costs of recording and manufacturing masters advanced by TAG or the Record Company. Sales shall be determined on the basis of the number of records sold and for which the Record Company has been paid in
U.S. currency, after allowing for all returns, cancellations, exchanges, applicable discounts, etc. and reasonable reserves which may be established therefore. No sums shall be included in gross receipts with respect to records given away or sold at less than the Record Company's cost or for promotional purposes, or as sales inducements or otherwise.

If the agreement or Exhibit to which this Exhibit is attached provides for distribution fees, no distribution fees shall be charged on amounts included in gross receipts pursuant to this Exhibit.

                              MERCHANDISING INCOME

In the event the party entitled to share in gross receipts or net profits of the picture under the foregoing agreement is not entitled to share directly in merchandising revenue, there shall be included in gross receipts of the picture:

(a) A sum equal to 70% of all license fees (in excess of all royalties and participations) received by TAG directly as a result of the exercise by TAG itself of merchandising license rights. If, however, TAG shall sublicense or subcontract any of such merchandising license rights, TAG shall include in the gross receipts hereunder, at its election, either a sum equal to (i) 70% of the net sums (in excess of all royalties and participations) received from such sub-licensee; or (ii) 70% of such sub- licensee's license fees from the exercise of such licensing rights (from which there shall be deducted all royalties and participations), and out of the remaining 30% thereof TAG shall pay and discharge the fees of its sub-licensee.

(b) If the publication rights to the underlying literary material were owned or controlled by the party entitled to share in gross receipts or net profits of the picture under the foregoing agreement (herein called "participant") prior to the execution of this agreement, and were acquired by TAG pursuant to or in connection with this agreement, then (i) all net sums received by TAG from nonaffiliated or non-subsidiary publishers from the publication of such underlying literary material and of novelizations of the screenplay of the picture, and (ii) a sum equal to 70% of the net receipts of TAG's subsidiary or affiliated publishers from the publication of such material and

                                       20

novelizations, less, in either case, royalties paid out of (i) or (ii) to the writers of such material and novelizations.

If the agreement or Exhibit to which this Exhibit is attached provides for distribution fees, no distribution fees shall be charged on amounts included in gross receipts pursuant to this Exhibit.

                           LABORATORY ACCESS AGREEMENT
                                       For

                                       21

                                   ("PICTURE")

TAG Entertainment. Inc.
4130 Cahuenga Boulevard
Second Floor
Universal City, California 91602

Gentlemen:

This will acknowledge that under the Production-Distribution Agreement between us relating to the motion picture now entitled "__________" any laboratory or laboratories, sound recording studios, or other parties now or hereafter having possession of any negative or positive film, sound recordings or other property pertaining to said motion picture are authorized and instructed by us to hold all of such material for the sole and exclusive account of TAG Entertainment,
Inc., except that we reserve the right to have access to, and possession of, daily rushes and work prints to the extent necessary to enable us to produce the picture.

Any such laboratory or laboratories, sound recording studios, or other parties hereinabove referred to are hereby requested to confirm the foregoing to you, and to agree to comply with the terms hereof, and to further confirm to you that they will not assert as against you any lien, security interest or other right, title or interest in and to any of such film, sound records, or other property pertaining to the picture.

Very truly yours,

             LIMITED PARTNERSHIP
------------

By:
    --------------------------------
    Its General Partner

Agreed to:

                        (Laboratory)
-----------------------

By:
    --------------------------------
    Its
        ----------------------------

                                       22